UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2016

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

450 Gears Road, Suite 500, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-765-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 2, 2016. Of the 147,167,622 shares of the Company’s Common Stock outstanding and entitled to vote at the meeting, 138,554,596 were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the votes cast at the meeting:

1.	To elect seven directors to the Company’s Board of Directors to serve until the next annual meeting of the stockholders or until their respective successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-votes
Mark S. Siegel	130,185,767	1,527,286	6,841,543
Kenneth N. Berns	130,429,459	1,283,594	6,841,543
Charles O. Buckner	130,382,232	1,330,821	6,841,543
Michael W. Conlon	129,913,325	1,799,728	6,841,543
Curtis W. Huff	129,092,589	2,620,464	6,841,543
Terry H. Hunt	129,064,407	2,648,646	6,841,543
Tiffany J. Thom	130,671,152	1,041,901	6,841,543

2.	To cast a vote to approve, on an advisory basis, the Company’s compensation of its named executive officers as set forth in the proxy statement for the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-votes
130,024,653	1,234,827	453,573	6,841,543

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-votes
137,622,146	502,370	430,080	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

June 2, 2016	By:	/s/ John E. Vollmer III

Name: John E. Vollmer III
Title: Senior Vice President - Corporate Development, Chief Financial Officer and Treasurer